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EXHIBIT 99.2

NEWS                                        Contact:   Irene Honeycutt
FOR IMMEDIATE RELEASE                                         Investor Relations
                                                       ORBIT/FR, Inc.
                                                       (215) 674-5100
                                                       irene@orbitfr.com



                    ORBIT/FR REPORTS ON TRANSFER TO SMALLCAP


               HORSHAM, PA: July 25, 2001 -- ORBIT/FR, Inc. (NASDAQ: ORFR), today reported that it received a Nasdaq Listing Qualifications Panel Determination on July 24, 2001, that its shares be listed on The Nasdaq SmallCap Market effective as of July 26, 2001. This follows a Nasdaq Staff Determination, previously announced by the Company on April 19, 2001, that the Company had failed to comply with the $5,000,000 minimum market value of public float requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(2) and that its shares were, therefore, subject to delisting from the Nasdaq National Market.

               ORBIT/FR, Inc. develops, markets and supports sophisticated automated microwave test and measurement systems for the wireless communication, satellite, automotive and aerospace / defense industries.



Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the current intent, belief or expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements, including those regarding the ability to maintain Nasdaq listing standards, involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000 and Forms 10-Q.


This press release, and all SEC filings are available at www.orbitfr.com


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